Exhibit 99.1

For Immediate Release
July 18, 2017

For More Information
Trisha Voltz Carlson
EVP, Investor Relations Manager
504.299.5208
trisha.carlson@hancockwhitney.com

Hancock reports second quarter 2017 EPS of $.60
Results include the impact of the FNBC transactions and the termination of
 Hancock's loss share agreements with the FDIC

GULFPORT, Miss. (July 18, 2017) — Hancock Holding Company (Nasdaq: HBHC) today announced its financial results for the second quarter of 2017. Net income for the second quarter of 2017 was $52.3 million, or $.60 per diluted common share (EPS), compared to $49.0 million, or $.57 EPS in the first quarter of 2017 and $46.9 million, or $.59 EPS, in the second quarter of 2016. The second quarter of 2017 includes nonoperating expenses related to the FNBC I and II transactions of approximately $4.0 million ($.03 per share impact), and a $6.6 million ($.05 per share) expense related to the termination of Hancock's loss share agreements with the FDIC for its Peoples First acquisition in December 2009. The first quarter of 2017 included $2.1 million of nonoperating items ($.01 per share) and there were no nonoperating items in the second quarter of 2016. The company expects to have additional nonoperating items related to the FNBC II transaction in the third quarter of 2017.

Highlights of the company's second quarter 2017 results (compared to first quarter 2017):

•
Includes a full quarter impact from the FNBC I transaction (March 10, 2017) and a partial quarter's impact from the FNBC II transaction (April 28, 2017)(see press releases on respective dates for specifics on each transaction)

•
Reached an agreement with the FDIC to terminate the 2009 loss share agreements for the Peoples First acquisition; expenses include a $6.6 million ($.05 per share) write-down of the indemnification asset

•	Reported earnings increased $3.3 million, or 7%
•	Loans increased $269 million and deposits increased $1.5 billion linked-quarter
•	Acquired approximately $1.6 billion of deposits and approximately $160 million in loans in the FNBC II transaction
•	Energy loans declined $59 million and comprise 6.7% of total loans, down from 7.1%; allowance for the energy portfolio totals $83.4 million, or 6.8% of energy loans
•	Core pre-provision net revenue (PPNR) of $101.6 million, up $8.3 million or 9%
•	Net interest margin (NIM) of 3.43% up 6 basis points (bps)
•	Tangible common equity (TCE) ratio down 29 bps to 7.65%, mainly related to growth in assets and the addition of $44 million of intangible assets related to the FNBC II transaction

"I am extremely pleased to report continued progress for our company," said President and CEO John M. Hairston. "Core fundamentals of our business are becoming more evident. Reported and core earnings are improved, the balance sheet is stronger, margin and fee income continues to improve and asset quality is

Hancock reports second quarter 2017 financial results
July 18, 2017
stable during a period of modest economic growth. Expenses are elevated as we work through the remaining conversion of FNBC, but we expect recurring expenses to decrease through 3Q17 and normalize in 4Q17. Over the first half of 2017 we acquired approximately $2.6 billion in assets and liabilities in two unrelated transactions (FNBC I and II). These in-market, low-risk transactions positively impacted our franchise from day one and we expect to generate additional value as we move into the second half of 2017."

Loans
Total loans at June 30, 2017 were $18.5 billion, up approximately $269 million, or 1.5%, linked-quarter. The increase includes approximately $160 million from the FNBC II transaction (net of the loan mark). Loans to energy-related companies decreased $59 million during the second quarter. There was growth throughout the markets across our footprint and in our mortgage and equipment finance lines of business.

During the quarter the company reached an agreement with the FDIC to terminate the remaining portion of its 2009 loss share agreements. In the second quarter of 2017 the company wrote down the indemnification asset by $6.6 million to $3.2 million. The remaining loan balances covered under the agreement totaled $154 million at June 30, 2017, with a reserve totaling $15 million.

Average loans totaled $18.4 billion for the second quarter of 2017, up $1.1 billion, or 6%, linked-quarter.

Energy
At June 30, 2017, loans to the energy industry totaled $1.2 billion, or 6.7% of total loans. As noted earlier, the energy portfolio was down $59 million, or 5% linked-quarter, and is comprised of credits to both the exploration and production (E&P) sector and the support and services sectors. Payoffs and paydowns of approximately $134 million were partially offset by approximately $75 million in draws on existing lines of credit.

The impact and severity of future risk rating migration, as well as any associated provisions or net charge-offs, will depend on overall oil prices and the duration of the energy cycle that began in November 2014. As previously noted, management still expects a continued lag in the recovery of energy service and support credits. Reserve-based lending credits are showing signs of improvement given the stabilization in oil prices, and we expect improvement in land-based services and non-drilling services in the Gulf of Mexico to follow.

Management continues to estimate that charge-offs from energy-related credits could approximate an aggregate of $65-$95 million over the duration of the cycle, of which approximately $65 million has been taken to-date (there were no energy charge-offs in the second quarter of 2017). While we expect additional charge-offs in the portfolio, we continue to believe the impact of the energy cycle on our loan portfolio will be manageable, our reserve is adequate and our capital will remain solid.

Deposits
Total deposits at June 30, 2017 were $21.4 billion, up $1.5 billion, or 8%, from March 31, 2017. Average deposits for the second quarter of 2017 were $20.9 billion, up $1.7 billion, or 9%, linked-quarter. Both increases are related to the deposits acquired in the FNBC II transaction.

Noninterest-bearing demand deposits (DDAs) totaled $7.9 billion at June 30, 2017, up $166 million, or 2%, from March 31, 2017. DDAs comprised 37% of total period-end deposits at June 30, 2017.

Hancock reports second quarter 2017 financial results
July 18, 2017
Interest-bearing transaction and savings deposits totaled $8.4 billion at the end of the second quarter of 2017, up $1.2 billion, or 17%, from March 31, 2017. The increase is mainly related to the deposits acquired in the FNBC II transaction. Time deposits of $2.6 billion were up $174 million, or 7%, while interest-bearing public fund deposits decreased $58 million, or 2%, to $2.5 billion at June 30, 2017.

Asset Quality
Nonperforming assets (NPAs) totaled $347 million at June 30, 2017, up $20 million from March 31, 2017. During the second quarter of 2017, total nonperforming loans increased approximately $19 million, while foreclosed and surplus real estate (ORE) and other foreclosed assets increased approximately $1 million. Nonperforming assets as a percent of total loans, ORE and other foreclosed assets was 1.88% at June 30, 2017, up 9 bps from March 31, 2017.

The total allowance for loan losses (ALLL) was $221.9 million at June 30, 2017, up $8.3 million from March 31, 2017. The ratio of the allowance for loan losses to period-end loans was 1.20% at June 30, 2017, up from 1.17% at March 31, 2017. There is no allowance for loan losses on the loans purchased in FNBC I or FNBC II; however, a $58 million loan mark was applied to those loans at acquisition. The allowance for credits in the energy portfolio totaled $83.4 million, or 6.8% of energy loans, at June 30, 2017, down from $83.7 million, or 6.5% of energy loans, at March 31, 2017.

Net charge-offs from the non-purchased credit impaired (PCI) loan portfolio were $6.0 million, or 0.13% of average total loans on an annualized basis in the second quarter of 2017, down from $29.9 million, or 0.70% of average total loans in the first quarter of 2017. There were no charge-offs related to energy credits in the second quarter of 2017; energy charge-offs were approximately $23.0 million in the first quarter of 2017.

During the second quarter of 2017, Hancock recorded a total provision for loan losses of $15.0 million, down slightly from $16.0 million in the first quarter of 2017.

Net Interest Income and Net Interest Margin
 Net interest income (TE) for the second quarter of 2017 was $208.3 million, up $18 million from the first quarter of 2017. The increase mainly reflects a full quarter impact from the FNBC I loan portfolio as well as a full quarter impact from the March 2017 Fed rate increase. Partially offsetting that was the addition of $1.6 billion in FNBC II deposits at a cost of just under 1%. During the second quarter the company began deploying the $1.2 billion of excess liquidity received in the FNBC II transaction and also reinvested FNBC's securities portfolio. Approximately one-third of the excess liquidity was invested in the bond portfolio while the remainder was used to pay down FHLB debt.

Average earning assets were $24.3 billion for the second quarter of 2017, up $1.6 billion, or 7%, from the first quarter of 2017. The reported net interest margin (TE) was 3.43% for the second quarter of 2017, up 6 bps from the first quarter of 2017.

Noninterest Income
Noninterest income totaled $67.5 million for the second quarter of 2017, up $4.0 million, or 6%, from the first quarter of 2017. Included in the total is amortization of $1.3 million related to the FDIC indemnification asset, compared to $1.1 million in the first quarter of 2017. (As a result of the termination of the loss share agreement, amortization will be eliminated beginning in the third quarter of 2017.) Nonoperating income for the first quarter of 2017 included a $4.4 million gain on sale of selected Hancock Horizon Funds. Excluding the impact of these items, noninterest income totaled $68.8 million, up $8.6 million, or 14%, linked-quarter.

Hancock reports second quarter 2017 financial results
July 18, 2017
Service charges on deposits totaled $20.1 million for the second quarter of 2017, up $0.9 million, or 4%, from the first quarter of 2017. Bank card and ATM fees totaled $13.7 million, up $1.2 million, or 10%, from the first quarter of 2017.

Trust fees totaled $11.5 million, up $0.3 million, or 3% linked-quarter. Investment and annuity income and insurance fees totaled $6.4 million, up $1.2 million, or 22% linked-quarter.

Fees from secondary mortgage operations totaled $4.2 million for the second quarter of 2017, up $0.7 million, or 19% linked-quarter.

Other noninterest income (excluding the amortization of the FDIC indemnification asset) totaled $12.8 million, up $4.4 million, or 51%, from the first quarter of 2017. The increase is mainly related to additional derivative income, SBIC income and a co-arranger fee on a new credit, all of which totaled $4.0 million.

Noninterest Expense & Taxes
 Noninterest expense for the second quarter of 2017 totaled $183.5 million, up $19.9 million, or 12%, from the first quarter of 2017. Included in the total is $10.6 million of expenses related to the termination of the loss share agreements and costs associated with the FNBC transactions. Excluding these items, operating expense totaled $172.9 million, up $15.8 million, or 10%, linked-quarter. The discussion below excludes these items.

Total personnel expense was $96.2 million in the second quarter of 2017, up $7.2 million, or 8%, from the first quarter of 2017.The increase is related to annual merit increase, higher incentive payments and additional personnel hired from the FNBC transactions.

Occupancy and equipment expense totaled $16.8 million in the second quarter of 2017, up $2.3 million, or 16%, from the first quarter of 2017.

Amortization of intangibles totaled $5.8 million for the second quarter of 2017, up $1.1 million or 22% linked-quarter.

Net gains on ORE dispositions exceeded ORE expense by $1.0 million, compared to $13 thousand in the first quarter of 2017. Management does not expect this level of ORE expense to be sustainable in future quarters.

Other operating expense (excluding ORE) totaled $55.1 million in the second quarter of 2017, up $6.2 million, or 13%, from the first quarter of 2017. The increase is partly related to the permanent expenses associated with the FNBC transactions.

The effective income tax rate for the second quarter of 2017 was 24%. The rate was at the lower end of the guidance range mainly due to the change in accounting treatment for stock compensation and the vesting of awards. The effective income tax rate continues to be less than the statutory rate of 35% due primarily to tax-exempt income and tax credits.

Capital
Common shareholders' equity at June 30, 2017 totaled $2.8 billion. The tangible common equity (TCE) ratio was 7.65%, down 29 bps from March 31, 2017. The decrease mainly reflects the growth in assets and addition of intangible assets from the FNBC II transaction. Additional capital ratios are included in the financial tables.

Hancock reports second quarter 2017 financial results
July 18, 2017

Conference Call and Slide Presentation
Management will host a conference call for analysts and investors at 9:00 a.m. Central Time on Wednesday, July 19, 2017 to review the results. A live listen-only webcast of the call will be available under the Investor Relations section of Hancock's website at www.hancockwhitney.com/investors. A link to the release with additional financial tables, and a link to a slide presentation related to second quarter results are also posted as part of the webcast link. To participate in the Q&A portion of the call, dial (877) 564-1219 or (973) 638-3429. An audio archive of the conference call will be available under the Investor Relations section of our website. A replay of the call will also be available through July 26, 2017 by dialing (855) 859-2056 or (404) 537-3406, passcode 47600033.

About Hancock Holding Company
Hancock Holding Company is a financial services company with regional business headquarters and locations across the Gulf South. The company's banking subsidiary provides comprehensive financial products and services through Hancock Bank locations in Mississippi, Alabama, and Florida and Whitney Bank locations in Louisiana and Texas, including traditional, online, and mobile banking; commercial and small business banking; private banking; trust and investment services; certain insurance services; and mortgage services. More information is available at www.hancockwhitney.com.

Non-GAAP Financial Measures
This news release includes non-GAAP financial measures to describe Hancock's performance. The reconciliations of those measures to GAAP measures are provided within Appendix A on page 17 of the additional financial tables.

In this news release, consistent with Securities and Exchange Commission Industry Guide 3, the company presents net interest income, net interest margin and efficiency ratios on a fully taxable equivalent ("TE") basis. The TE basis adjusts for the tax-favored status of net interest income from certain loans and investments using a federal tax rate of 35% to increase tax-exempt interest income to a taxable-equivalent basis. The company believes this measure to be the preferred industry measurement of net interest income and it enhances comparability of net interest income arising from taxable and tax-exempt sources.

Over the past several quarters we have disclosed our focus on strategic initiatives that were designed to replace declining levels of purchase accounting income from acquisitions with improvement in core income, which the company defines as income excluding net purchase accounting income. The company presents core income non-GAAP measures including core net interest income and core net interest margin, core revenue and core pre-provision net revenue. These measures are provided to assist the reader with a better understanding of the company's performance period over period as well as providing investors with assistance in understanding the success management has experienced in executing its strategic initiatives.

We define Core Net Interest Income as net interest income (TE) excluding net purchase accounting accretion resulting from the fair market value adjustments related to acquired operations. We define Core Net Interest Margin as reported core net interest income expressed as a percentage of average earning assets. A reconciliation of reported net interest income to core net interest income and reported net interest margin to core net interest margin is included in Appendix A.

We define Core Revenue as core net interest income and noninterest income less the amortization of the FDIC loss share receivable related to loans acquired in an FDIC assisted transaction and other nonoperating revenue. A reconciliation of total revenue to core revenue is included in Appendix A.

Hancock reports second quarter 2017 financial results
July 18, 2017
We define Core Pre-Provision Net Revenue as core revenue less noninterest expense, excluding nonoperating items and intangible asset amortization. Management believes that core pre-provision net revenue is a useful financial measure because it enables investors and others to assess the Company's ability to generate capital to cover credit losses through a credit cycle. A reconciliation of net income to core pre-provision net revenue is included in Appendix A.

Important Cautionary Statement About Forward-Looking Statements
 This news release contains forward-looking statements within the meaning of section 27A of the Securities Act of 1933, as amended, and section 21E of the Securities Exchange Act of 1934, as amended. Forward looking statements that we may make include statements regarding balance sheet and revenue growth, the provision for loans losses, loan growth expectations, management's predictions about charge-offs for loans, including energy-related credits, the impact of changes in oil and gas prices on our energy portfolio, and the downstream impact on businesses that support the energy sector, especially in the Gulf Coast region, the impact of the First NBC transactions on our performance and financial condition, including our ability to successfully integrate the business, deposit trends, credit quality trends, net interest margin trends, future expense levels, success of revenue-generating initiatives, projected tax rates, future profitability, improvements in expense to revenue (efficiency) ratio, purchase accounting impacts such as accretion levels, and the financial impact of regulatory requirements. Also, any statement that does not describe historical or current facts is a forward-looking statement. These statements often include the words "believes," "expects," "anticipates," "estimates," "intends," "plans," "forecast," "goals," "targets," "initiatives," "focus," "potentially," "probably," "projects," "outlook" or similar expressions or future conditional verbs such as "may," "will," "should," "would," and "could." Forward-looking statements are based upon the current beliefs and expectations of management and on information currently available to management. Our statements speak as of the date hereof, and we do not assume any obligation to update these statements or to update the reasons why actual results could differ from those contained in such statements in light of new information or future events.

Forward-looking statements are subject to significant risks and uncertainties. Investors are cautioned against placing undue reliance on such statements. Actual results may differ materially from those set forth in the forward looking statements. Additional factors that could cause actual results to differ materially from those described in the forward-looking statements can be found in Part I, "Item 1A. Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2016 and in other periodic reports that we file with the SEC.

HANCOCK HOLDING COMPANY FINANCIAL HIGHLIGHTS (Unaudited)

	Three Months Ended			Six Months Ended
(amounts in thousands, except per share data)	6/30/2017	3/31/2017	6/30/2016	6/30/2017	6/30/2016
INCOME STATEMENT DATA
Net interest income	$199,717	$181,691	$164,969	$381,408	$327,805
Net interest income (TE) (a)	208,281	189,989	171,165	398,270	339,344
Provision for loan losses	14,951	15,991	17,196	30,942	77,232
Noninterest income	67,487	63,491	63,694	130,978	121,880
Noninterest expense	183,470	163,542	150,942	347,012	306,974
Net income	52,267	49,014	46,907	101,281	50,746
Nonoperating items, net - pre-tax (for informational purposes only)	10,617	2,111	-	12,728	4,978

PERIOD-END BALANCE SHEET DATA
Loans	$18,473,841	$18,204,868	$16,035,796	$18,473,841	$16,035,796
Securities	5,668,836	5,001,273	4,806,370	5,668,836	4,806,370
Earning assets	24,295,892	23,278,297	21,037,622	24,295,892	21,037,622
Total assets	26,630,569	25,485,026	23,063,790	26,630,569	23,063,790
Noninterest-bearing deposits	7,887,867	7,722,279	7,151,416	7,887,867	7,151,416
Total deposits	21,442,815	19,922,020	18,816,869	21,442,815	18,816,869
Common shareholders' equity	2,813,962	2,763,622	2,463,365	2,813,962	2,463,365

AVERAGE BALANCE SHEET DATA
Loans	$18,369,446	$17,303,044	$16,059,846	$17,839,191	$15,954,308
Securities (b)	5,241,735	5,037,286	4,648,807	5,140,075	4,588,449
Earning assets	24,338,130	22,770,001	21,147,029	23,558,398	21,028,849
Total assets	26,526,253	24,756,506	23,138,591	25,646,268	23,035,553
Noninterest-bearing deposits	7,769,932	7,462,258	7,079,426	7,616,945	7,056,553
Total deposits	20,932,561	19,247,858	18,717,755	20,094,864	18,499,755
Common shareholders' equity	2,786,566	2,733,089	2,430,005	2,759,975	2,430,876

COMMON SHARE DATA
Earnings per share - diluted	$0.60	$0.57	$0.59	$1.17	$0.64
Cash dividends per share	0.24	0.24	0.24	0.48	0.48
Book value per share (period-end)	33.21	32.70	31.77	33.21	31.77
Tangible book value per share (period-end)	23.27	23.19	22.50	23.27	22.50
Weighted average number of shares - diluted	84,867	84,624	77,680	84,755	77,676
Period-end number of shares	84,738	84,517	77,538	84,738	77,538
Market data
High sales price	$52.94	$49.50	$27.84	$52.94	$27.84
Low sales price	42.70	41.71	21.93	41.71	20.01
Period-end closing price	49.00	45.55	26.11	49.00	26.11
Trading volume	39,035	45,119	41,668	84,154	97,987

PERFORMANCE RATIOS
Return on average assets	0.79%	0.80%	0.82%	0.80%	0.44%
Return on average common equity	7.52%	7.27%	7.76%	7.40%	4.20%
Return on average tangible common equity	10.69%	9.92%	11.04%	10.31%	5.98%
Tangible common equity ratio (c)	7.65%	7.94%	7.81%	7.65%	7.81%
Net interest margin (TE) (a)	3.43%	3.37%	3.25%	3.40%	3.24%
Average loan/deposit ratio	87.76%	89.90%	85.80%	88.77%	86.24%
Efficiency ratio (d)	60.59%	61.16%	62.14%	60.86%	63.28%
Allowance for loan losses as a percent of period-end loans	1.20%	1.17%	1.41%	1.20%	1.41%
Annualized net non-FDIC acquired charge-offs to average loans	0.13%	0.70%	0.20%	0.41%	0.37%
Allowance for loan losses to non-performing loans + accruing loans 90 days past due	63.92%	68.77%	73.01%	63.92%	73.01%
Noninterest income as a percent of total revenue (TE) (a)	24.47%	25.05%	27.12%	24.75%	26.43%

FTE headcount	4,162	3,819	3,723	4,162	3,723

(a) Tax-equivalent (TE) amounts are calculated using a federal income tax rate of 35%.
(b) Average securities does not include unrealized holding gains/losses on available for sale securities.
(c) The tangible common equity ratio is common shareholders' equity less intangible assets divided by total assets less intangible assets.
(d) The efficiency ratio is noninterest expense to total net interest (TE) and noninterest income, excluding amortization of purchased intangibles, and nonoperating items.

HANCOCK HOLDING COMPANY QUARTERLY HIGHLIGHTS (Unaudited)

	Three Months Ended
(dollars in thousands, except per share data)	6/30/2017	3/31/2017	12/31/2016	9/30/2016	6/30/2016
INCOME STATEMENT DATA
Net interest income	$199,717	$181,691	$167,798	$163,513	$164,969
Net interest income (TE) (a)	208,281	189,989	175,314	170,297	171,165
Provision for loan losses	14,951	15,991	14,455	18,972	17,196
Noninterest income	67,487	63,491	65,893	63,008	63,694
Noninterest expense	183,470	163,542	156,283	149,058	150,942
Net income	52,267	49,014	51,831	46,719	46,907
Nonoperating items, net - pre-tax (for informational purposes only)	10,617	2,111	-	-	-

PERIOD-END BALANCE SHEET DATA
Loans	$18,473,841	$18,204,868	$16,752,151	$16,070,821	$16,035,796
Securities	5,668,836	5,001,273	5,017,128	4,843,112	4,806,370
Earning assets	24,295,892	23,278,297	21,881,520	21,085,398	21,037,622
Total assets	26,630,569	25,485,026	23,975,302	23,108,730	23,063,790
Noninterest-bearing deposits	7,887,867	7,722,279	7,658,203	7,543,041	7,151,416
Total deposits	21,442,815	19,922,020	19,424,266	18,885,477	18,816,869
Common shareholders' equity	2,813,962	2,763,622	2,719,768	2,489,127	2,463,365

AVERAGE BALANCE SHEET DATA
Loans	$18,369,446	$17,303,044	$16,323,897	$16,023,458	$16,059,846
Securities (b)	5,241,735	5,037,286	4,939,240	4,707,224	4,648,807
Earning assets	24,338,130	22,770,001	21,462,188	21,197,406	21,147,029
Total assets	26,526,253	24,756,506	23,437,530	23,202,790	23,138,591
Noninterest-bearing deposits	7,769,932	7,462,258	7,534,392	7,277,568	7,079,426
Total deposits	20,932,561	19,247,858	18,912,155	18,710,236	18,717,755
Common shareholders' equity	2,786,566	2,733,089	2,517,418	2,472,398	2,430,005

COMMON SHARE DATA
Earnings per share - diluted	$0.60	$0.57	$0.64	$0.59	$0.59
Cash dividends per share	0.24	0.24	0.24	0.24	0.24
Book value per share (period-end)	33.21	32.70	32.29	32.09	31.77
Tangible book value per share (period-end)	23.27	23.19	23.87	22.89	22.50
Weighted average number of shares - diluted	84,867	84,624	79,067	77,677	77,680
Period-end number of shares	84,738	84,517	84,235	77,571	77,538
Market data
High sales price	$52.94	$49.50	$45.50	$32.94	$27.84
Low sales price	42.70	41.71	31.73	24.49	21.93
Period-end closing price	49.00	45.55	43.10	32.43	26.11
Trading volume	39,035	45,119	43,664	42,809	41,668

PERFORMANCE RATIOS
Return on average assets	0.79%	0.80%	0.88%	0.80%	0.82%
Return on average common equity	7.52%	7.27%	8.19%	7.52%	7.76%
Return on average tangible common equity	10.69%	9.92%	11.42%	10.58%	11.04%
Tangible common equity ratio (c)	7.65%	7.94%	8.64%	7.93%	7.81%
Net interest margin (TE) (a)	3.43%	3.37%	3.26%	3.20%	3.25%
Average loan/deposit ratio	87.76%	89.90%	86.31%	85.64%	85.80%
Efficiency ratio (d)	60.59%	61.16%	62.82%	61.80%	62.14%
Allowance for loan losses as a percent of period-end loans	1.20%	1.17%	1.37%	1.47%	1.41%
Annualized net non-FDIC acquired charge-offs to average loans	0.13%	0.70%	0.50%	0.24%	0.20%
Allowance for loan losses to non-performing loans + accruing loans 90 days past due	63.92	68.77%	63.58%	74.75%	73.01%
Noninterest income as a percent of total revenue (TE) (a)	24.47	25.05%	27.32%	27.01%	27.12%

FTE headcount	4,162	3,819	3,724	3,747	3,723

(a) Tax-equivalent (TE) amounts are calculated using a federal income tax rate of 35%.
(b) Average securities does not include unrealized holding gains/losses on available for sale securities.
(c) The tangible common equity ratio is common shareholders' equity less intangible assets divided by total assets less intangible assets.
(d) The efficiency ratio is noninterest expense to total net interest income (TE) and noninterest income, excluding amortization of purchased intangibles, and nonoperating items.

HANCOCK HOLDING COMPANY INCOME STATEMENT (Unaudited)

	Three Months Ended			Six Months Ended
(dollars in thousands, except per share data)	6/30/2017	3/31/2017	6/30/2016	6/30/2017	6/30/2016
NET INCOME
Interest income	$226,177	$202,515	$183,506	$428,692	$364,147
Interest income (TE)	234,741	210,813	189,702	445,554	375,686
Interest expense	26,460	20,824	18,537	47,284	36,342
Net interest income (TE)	208,281	189,989	171,165	398,270	339,344
Provision for loan losses	14,951	15,991	17,196	30,942	77,232
Noninterest income	67,487	63,491	63,694	130,978	121,880
Noninterest expense	183,470	163,542	150,942	347,012	306,974
Income before income taxes	68,783	65,649	60,525	134,432	65,479
Income tax expense	16,516	16,635	13,618	33,151	14,733
Net income	$52,267	$49,014	$46,907	$101,281	$50,746
NONINTEREST INCOME AND NONINTEREST EXPENSE
Service charges on deposit accounts	$20,061	$19,206	$18,394	$39,267	$36,777
Trust fees	11,506	11,211	12,089	22,717	23,313
Bank card and ATM fees	13,687	12,468	11,954	26,155	23,302
Investment & annuity fees	5,271	4,599	5,043	9,870	9,976
Secondary mortgage market operations	4,241	3,567	4,176	7,808	7,088
Insurance commissions and fees	1,174	665	1,240	1,839	2,547
Amortization of FDIC loss share receivable	(1,327)	(1,100)	(1,526)	(2,427)	(3,139)
Other income	12,874	8,523	11,556	21,397	20,902
Securities transactions, net	-	-	768	-	1,114
Total operating noninterest income	67,487	59,139	63,694	126,626	121,880
Nonoperating items	-	4,352	-	4,352	-
Total noninterest income	$67,487	$63,491	$63,694	$130,978	$121,880
Personnel expense	$96,210	$89,012	$84,237	$185,222	$168,978
Net occupancy expense	12,968	10,762	10,394	23,730	20,750
Equipment expense	3,799	3,708	3,080	7,507	6,854
Other real estate expense, net	(1,004)	(13)	350	(1,017)	795
Other operating expense	55,123	48,905	47,876	104,028	94,490
Amortization of intangibles	5,757	4,705	5,005	10,462	10,129
Total operating expense	172,853	157,079	150,942	329,932	301,996
Nonoperating items	10,617	6,463	-	17,080	4,978
Total noninterest expense	$183,470	$163,542	$150,942	$347,012	$306,974
COMMON SHARE DATA
Earnings per share:
Basic	$0.60	$0.57	$0.59	$1.17	$0.64
Diluted	0.60	0.57	0.59	1.17	0.64

HANCOCK HOLDING COMPANY INCOME STATEMENT (Unaudited)

	Three months ended
(dollars in thousands)	6/30/2017	3/31/2017	12/31/2016	9/30/2016	6/30/2016
NET INCOME
Interest income	$226,177	$202,515	$185,867	$182,153	$183,506
Interest income (TE)	234,741	210,813	193,383	188,937	189,702
Interest expense	26,460	20,824	18,069	18,640	18,537
Net interest income (TE)	208,281	189,989	175,314	170,297	171,165
Provision for loan losses	14,951	15,991	14,455	18,972	17,196
Noninterest income	67,487	63,491	65,893	63,008	63,694
Noninterest expense	183,470	163,542	156,283	149,058	150,942
Income before income taxes	68,783	65,649	62,953	58,491	60,525
Income tax expense	16,516	16,635	11,122	11,772	13,618
Net income	$52,267	$49,014	$51,831	$46,719	$46,907
NONINTEREST INCOME AND NONINTEREST EXPENSE
Service charges on deposit accounts	$20,061	$19,206	$18,694	$18,716	$18,394
Trust fees	11,506	11,211	11,764	11,512	12,089
Bank card and ATM fees	13,687	12,468	12,317	11,808	11,954
Investment & annuity fees	5,271	4,599	4,212	4,289	5,043
Secondary mortgage market operations	4,241	3,567	4,277	4,917	4,176
Insurance commissions and fees	1,174	665	866	1,088	1,240
Amortization of FDIC loss share receivable	(1,327)	(1,100)	(1,240)	(1,539)	(1,526)
Other income	12,874	8,523	14,714	11,866	11,556
Securities transactions, net	-	-	289	351	768
Total operating noninterest income	67,487	59,139	65,893	63,008	63,694
Nonoperating items	-	4,352	-	-	-
Total noninterest income	$67,487	$63,491	$65,893	$63,008	$63,694
Personnel expense	$96,210	$89,012	$87,551	$83,163	$84,237
Net occupancy expense	12,968	10,762	10,478	10,068	10,394
Equipment expense	3,799	3,708	3,460	3,349	3,080
Other real estate expense, net	(1,004)	(13)	615	(5,214)	350
Other operating expense	55,123	48,905	49,413	52,806	47,876
Amortization of intangibles	5,757	4,705	4,766	4,886	5,005
Total operating expense	172,853	157,079	156,283	149,058	150,942
Nonoperating items	10,617	6,463	-	-	-
Total noninterest expense	$183,470	$163,542	$156,283	$149,058	$150,942
COMMON SHARE DATA
Earnings per share:
Basic	$0.60	$0.57	$0.64	$0.59	$0.59
Diluted	0.60	0.57	0.64	0.59	0.59

HANCOCK HOLDING COMPANY PERIOD-END BALANCE SHEET (Unaudited)

	Three Months Ended
(dollars in thousands)	6/30/2017	3/31/2017	12/31/2016	9/30/2016	6/30/2016
ASSETS
Commercial non-real estate loans	$8,093,104	$8,074,287	$7,613,917	$7,133,928	$7,132,519
Commercial real estate - owner occupied	2,078,332	2,047,451	1,906,821	1,901,825	1,916,200
Total commercial and industrial loans	10,171,436	10,121,738	9,520,738	9,035,753	9,048,719
Commercial real estate - income producing	2,401,673	2,505,104	2,013,890	1,990,309	2,024,471
Construction and land development loans	1,313,522	1,252,667	1,010,879	946,592	880,588
Residential mortgage loans	2,493,923	2,266,263	2,146,713	2,037,162	2,017,650
Consumer loans	2,093,287	2,059,096	2,059,931	2,061,005	2,064,368
Total loans	18,473,841	18,204,868	16,752,151	16,070,821	16,035,796
Loans held for sale	26,787	20,883	34,064	42,545	42,297
Securities	5,668,836	5,001,273	5,017,128	4,843,112	4,806,370
Short-term investments	126,428	51,273	78,177	128,920	153,159
Earning assets	24,295,892	23,278,297	21,881,520	21,085,398	21,037,622
Allowance for loan losses	(221,865)	(213,550)	(229,418)	(236,061)	(226,086)
Goodwill	740,265	716,761	621,193	621,193	621,193
Other intangible assets, net	101,694	86,952	87,757	92,523	97,409
Other assets	1,714,583	1,616,566	1,614,250	1,545,677	1,533,652
Total assets	$26,630,569	$25,485,026	$23,975,302	$23,108,730	$23,063,790

LIABILITIES
Noninterest-bearing deposits	$7,887,867	$7,722,279	$7,658,203	$7,543,041	$7,151,416
Interest-bearing transaction and savings deposits	8,402,133	7,162,760	6,910,466	6,620,373	6,754,513
Interest-bearing public fund deposits	2,537,030	2,595,263	2,563,758	2,394,148	2,354,234
Time deposits	2,615,785	2,441,718	2,291,839	2,327,915	2,556,706
Total interest-bearing deposits	13,554,948	12,199,741	11,766,063	11,342,436	11,665,453
Total deposits	21,442,815	19,922,020	19,424,266	18,885,477	18,816,869
Short-term borrowings	1,810,907	2,121,932	1,225,406	1,075,956	1,095,107
Long-term debt	407,876	525,082	436,280	463,710	468,028
Other liabilities	155,009	152,370	169,582	194,460	220,421
Total liabilities	23,816,607	22,721,404	21,255,534	20,619,603	20,600,425
COMMON SHAREHOLDERS' EQUITY
Common stock net of treasury and capital surplus	2,007,942	2,003,181	1,989,611	1,726,756	1,722,454
Retained earnings	910,459	878,953	850,689	818,060	790,452
Accumulated other comprehensive income	(104,439)	(118,512)	(120,532)	(55,689)	(49,541)
Total common shareholders' equity	2,813,962	2,763,622	2,719,768	2,489,127	2,463,365
Total liabilities & shareholders' equity	$26,630,569	$25,485,026	$23,975,302	$23,108,730	$23,063,790
CAPITAL RATIOS
Tangible common equity	$1,972,003	$1,959,909	$2,010,818	$1,775,411	$1,744,764
Tier 1 capital (e)	2,120,094	2,119,125	2,184,812	1,887,468	1,854,073
Common equity (period-end) as a percent of total assets (period-end)	10.57%	10.84%	11.34%	10.77%	10.68%
Tangible common equity ratio	7.65%	7.94%	8.64%	7.93%	7.81%
Leverage (Tier 1) ratio (e)	8.21%	8.79%	9.56%	8.35%	8.22%
Tier 1 risk-based capital ratio (e)	9.98%	10.16%	11.26%	10.09%	9.94%
Total risk-based capital ratio (e)	11.73%	11.91%	13.21%	12.15%	11.96%
(e) Estimated for most recent period-end.

HANCOCK HOLDING COMPANY AVERAGE BALANCE SHEET (Unaudited)
	Three Months Ended			Six Months Ended
(dollars in thousands)	6/30/2017	3/31/2017	6/30/2016	6/30/2017	6/30/2016
ASSETS
Commercial non-real estate loans	$8,082,498	$7,846,802	$7,179,528	$7,965,301	$7,122,913
Commercial real estate - owner occupied	2,052,595	1,943,771	1,912,983	1,998,495	1,889,714
Total commercial and industrial loans	10,135,093	9,790,573	9,092,511	9,963,796	9,012,627
Commercial real estate - income producing	2,457,993	2,137,890	1,777,667	2,298,815	1,705,071
Construction and land development loans	1,296,968	1,130,165	1,120,494	1,214,028	1,134,239
Residential mortgage loans	2,399,422	2,185,928	2,015,301	2,293,263	2,036,907
Consumer loans	2,079,970	2,058,488	2,053,873	2,069,289	2,065,464
Total loans	18,369,446	17,303,044	16,059,846	17,839,191	15,954,308
Loans held for sale	22,389	21,328	29,053	21,862	21,937
Securities (f)	5,241,735	5,037,286	4,648,807	5,140,075	4,588,449
Short-term investments	704,560	408,343	409,323	557,270	464,155
Earning assets	24,338,130	22,770,001	21,147,029	23,558,398	21,028,849
Allowance for loan losses	(216,851)	(226,503)	(220,679)	(221,650)	(201,971)
Goodwill and other intangible assets	826,097	729,766	721,031	778,198	723,563
Other assets	1,578,877	1,483,242	1,491,210	1,531,322	1,485,112
Total assets	$26,526,253	$24,756,506	$23,138,591	$25,646,268	$23,035,553

LIABILITIES AND SHAREHOLDERS' EQUITY
Noninterest-bearing deposits	$7,769,932	$7,462,258	$7,079,426	$7,616,945	$7,056,553
Interest-bearing transaction and savings deposits	8,047,426	6,897,660	6,779,565	7,475,719	6,797,634
Interest-bearing public fund deposits	2,539,424	2,547,874	2,302,096	2,543,626	2,237,766
Time deposits	2,575,779	2,340,066	2,556,668	2,458,574	2,407,802
Total interest-bearing deposits	13,162,629	11,785,600	11,638,329	12,477,919	11,443,202
Total deposits	20,932,561	19,247,858	18,717,755	20,094,864	18,499,755
Short-term borrowings	2,232,845	2,127,256	1,351,227	2,180,342	1,458,015
Long-term debt	428,292	458,050	471,924	443,089	477,636
Other liabilities	145,989	190,253	167,680	167,998	169,271
Common shareholders' equity	2,786,566	2,733,089	2,430,005	2,759,975	2,430,876
Total liabilities & shareholders' equity	$26,526,253	$24,756,506	$23,138,591	$25,646,268	$23,035,553

(f) Average securities does not include unrealized holding gains/losses on available for sale securities.

HANCOCK HOLDING COMPANY AVERAGE BALANCE AND NET INTEREST MARGIN SUMMARY (Unaudited)

	Three Months Ended
	6/30/2017			3/31/2017			6/30/2016
(dollars in millions)	Volume	Interest	Rate	Volume	Interest	Rate	Volume	Interest	Rate
AVERAGE EARNING ASSETS
Commercial & real estate loans (TE) (h)	$13,890.1	$148.4	4.29%	$13,058.7	$130.4	4.04%	$11,990.7	$115.0	3.86%
Residential mortgage loans	2,399.4	22.2	3.71%	2,185.9	21.3	3.90%	2,015.3	20.7	4.12%
Consumer loans	2,080.0	29.3	5.64%	2,058.5	26.6	5.24%	2,053.9	26.2	5.12%
Loan fees & late charges	-	(0.2)	0.00%	-	(0.1)	0.00%	-	(0.6)	0.00%
Total loans (TE) (i)	18,369.5	199.7	4.36%	17,303.1	178.2	4.16%	16,059.9	161.3	4.03%
Loans held for sale	22.4	0.2	4.22%	21.3	0.2	4.08%	29.1	0.2	3.43%
US Treasury and government agency securities	125.9	0.7	2.08%	116.3	0.6	2.04%	50.0	0.2	1.68%
CMOs and mortgage backed securities	4,068.4	22.8	2.23%	3,975.2	22.1	2.22%	4,062.3	22.0	2.16%
Municipals (TE) (h)	983.0	9.3	3.81%	942.1	9.0	3.84%	531.4	5.5	4.13%
Other securities	64.4	0.3	1.91%	3.7	0.0	1.96%	5.0	0.0	1.89%
Total securities (TE) (g)	5,241.7	33.1	2.52%	5,037.3	31.7	2.52%	4,648.7	27.7	2.38%
Total short-term investments	704.5	1.7	0.99%	408.3	0.7	0.74%	409.3	0.5	0.47%
Average earning assets yield (TE)	$24,338.1	234.7	3.87%	$22,770.0	210.8	3.74%	$21,147.0	189.7	3.60%
INTEREST-BEARING LIABILITIES
Interest-bearing transaction and savings deposits	$8,047.4	8.1	0.40%	$6,897.7	4.5	0.27%	$6,779.6	4.7	0.28%
Time deposits	2,575.7	6.5	1.01%	2,340.0	5.1	0.89%	2,556.7	5.7	0.90%
Public funds	2,539.5	3.8	0.59%	2,547.9	3.2	0.50%	2,302.1	2.2	0.39%
Total interest-bearing deposits	13,162.6	18.4	0.56%	11,785.6	12.8	0.44%	11,638.4	12.6	0.44%
Short-term borrowings	2,232.8	4.2	0.77%	2,127.3	2.9	0.56%	1,351.2	0.9	0.27%
Long-term debt	428.3	3.9	3.61%	458.0	5.1	4.42%	471.9	5.0	4.26%
Total borrowings	2,661.1	8.1	1.22%	2,585.3	8.0	1.24%	1,823.1	5.9	1.30%
Total interest-bearing liabilities cost	15,823.7	26.5	0.67%	14,370.9	20.8	0.59%	13,461.5	18.5	0.55%
Net interest-free funding sources	8,514.4			8,399.1			7,685.5
Total cost of funds	24,338.1	26.5	0.44%	22,770.0	20.8	0.37%	21,147.0	18.5	0.35%
Net Interest Spread (TE)		$208.2	3.19%		$190.0	3.15%		$171.2	3.05%
Net Interest Margin (TE)	$24,338.1	$208.2	3.43%	$22,770.0	$190.0	3.37%	$21,147.0	$171.2	3.25%

(g) Average securities does not include unrealized holding gains/losses on available for sale securities.
(h) Tax equivalent (te) amounts are calculated using a marginal federal income tax rate of 35%.
(i) Includes nonaccrual loans.

HANCOCK HOLDING COMPANY AVERAGE BALANCE AND NET INTEREST MARGIN SUMMARY (Unaudited)

	Six Months Ended
	6/30/2017			6/30/2016
(dollars in millions)	Volume	Interest	Rate	Volume	Interest	Rate
AVERAGE EARNING ASSETS
Commercial & real estate loans (TE) (k)	$13,476.6	$278.8	4.17%	$11,851.9	$226.7	3.84%
Residential mortgage loans	2,293.3	43.6	3.80%	2,036.9	42.0	4.12%
Consumer loans	2,069.3	55.8	5.44%	2,065.5	52.5	5.11%
Loan fees & late charges	-	(0.3)	0.00%	-	(1.4)	0.00%
Total loans (TE) (l)	17,839.2	377.9	4.26%	15,954.3	319.8	4.03%
Loans held for sale	21.9	0.5	4.15%	21.9	0.4	3.72%
US Treasury and government agency securities	121.1	1.2	2.06%	50.0	0.4	1.68%
CMOs and mortgage backed securities	4,022.0	44.8	2.23%	4,097.6	44.8	2.19%
Municipals (TE) (k)	962.7	18.4	3.83%	435.3	9.1	4.18%
Other securities	34.2	0.3	1.90%	5.6	0.1	1.87%
Total securities (TE) (j)	5,140.0	64.7	2.52%	4,588.5	54.4	2.37%
Total short-term investments	557.3	2.5	0.90%	464.2	1.1	0.47%
Average earning assets yield (TE)	$23,558.4	445.6	3.80%	$21,028.9	375.7	3.59%
INTEREST-BEARING LIABILITIES
Interest-bearing transaction and savings deposits	$7,475.7	12.6	0.34%	$6,797.6	9.4	0.28%
Time deposits	2,458.6	11.6	0.96%	2,407.8	10.7	0.89%
Public funds	2,543.6	6.9	0.55%	2,237.8	4.3	0.38%
Total interest-bearing deposits	12,477.9	31.1	0.50%	11,443.2	24.4	0.43%
Short-term borrowings	2,180.3	7.3	0.67%	1,458.0	1.9	0.26%
Long-term debt	443.1	8.9	4.03%	477.6	10.1	4.23%
Total borrowings	2,623.4	16.2	1.23%	1,935.6	12.0	1.24%
Total interest-bearing liabilities cost	15,101.3	47.3	0.63%	13,378.8	36.4	0.55%
Net interest-free funding sources	8,457.1			7,650.1
Total cost of funds	23,558.4	47.3	0.40%	21,028.9	36.4	0.35%
Net Interest Spread (TE)		$398.3	3.17%		$339.3	3.04%
Net Interest Margin (TE)	$23,558.4	$398.3	3.40%	$21,028.9	$339.3	3.24%

(j) Average securities does not include unrealized holding gains/losses on available for sale securities.
(k) Tax equivalent (te) amounts are calculated using a marginal federal tax rate of 35%.
(l) Includes nonaccrual loans.

HANCOCK HOLDING COMPANY ASSET QUALITY INFORMATION (Unaudited)

	Three Months Ended			Six Months Ended
(dollars in thousands)	6/30/2017	3/31/2017	6/30/2016	6/30/2017	6/30/2016
Nonaccrual loans (m)	$238,219	$262,649	$265,722	$238,219	$265,722
Restructured loans - still accruing	90,502	47,267	35,974	90,502	35,974
Total nonperforming loans	328,721	309,916	301,696	328,721	301,696
ORE and foreclosed assets	18,049	17,156	23,374	18,049	23,374
Total nonperforming assets	$346,770	$327,072	$325,070	$346,770	$325,070
Nonperforming assets as a percent of loans, ORE and foreclosed assets	1.88%	1.79%	2.02%	1.88%	2.02%
Accruing loans 90 days past due	$18,390	$590	$7,982	$18,390	$7,982
Accruing loans 90 days past due as a percent of loans	0.10%	0.00%	0.05%	0.10%	0.05%
Nonperforming assets + accruing loans 90 days past due to loans, ORE and foreclosed assets	1.97%	1.80%	2.07%	1.97%	2.07%
ALLOWANCE FOR LOAN LOSSES
Beginning Balance	$213,550	$229,418	$217,794	$229,418	$181,179
Net provision for loan losses - purchased credit impaired loans	(216)	(406)	189	(622)	(307)
Provision for loan losses - non-purchased credit impaired loans	15,167	16,397	17,007	31,564	77,539
Net provision for loan losses	14,951	15,991	17,196	30,942	77,232
(Decrease)increase in FDIC loss share receivable	(696)	(1,830)	(1,248)	(2,526)	(3,437)
Net charge-offs - purchased credit impaired	(45)	118	(147)	73	(214)
Charge-offs - non-purchased credit impaired	9,114	33,692	11,361	42,806	36,054
Recoveries - non-purchased credit impaired	(3,129)	(3,781)	(3,558)	(6,910)	(6,952)
Net charge-offs	5,940	30,029	7,656	35,969	28,888
Ending Balance	$221,865	$213,550	$226,086	$221,865	$226,086
Allowance for loan losses as a percent of period-end loans	1.20%	1.17%	1.41%	1.20%	1.41%
Allowance for loan losses to nonperforming loans + accruing loans 90 days past due	63.92%	68.77%	73.01%	63.92%	73.01%
NET CHARGE-OFF INFORMATION
Net charge-offs - non-purchased credit impaired:
Commercial & real estate loans	$931	$22,905	$3,685	$23,836	$20,761
Residential mortgage loans	247	181	238	428	38
Consumer loans	4,807	6,825	3,880	11,632	8,303
Total net charge-offs - non-purchased credit impaired	$5,985	$29,911	$7,803	$35,896	$29,102
Net charge-offs - non-purchased credit impaired to average loans:
Commercial & real estate loans	0.03%	0.71%	0.12%	0.36%	0.35%
Residential mortgage loans	0.04%	0.03%	0.05%	0.04%	0.00%
Consumer loans	0.93%	1.34%	0.76%	1.13%	0.81%
Total net charge-offs - non-purchased credit impaired to average loans	0.13%	0.70%	0.20%	0.41%	0.37%

(m) Included in nonaccrual loans are restructured nonaccrual loans totaling $96.3 million, $112.6 million, and $34.8 million at 6/30/17, 3/31/17 and 6/30/16, respectively. Nonaccrual loans and accruing loans past due 90 days or more do not include purchased credit impaired loans which were written down to fair value upon acquisition and accrete interest income over the remaining life of the loan.

HANCOCK HOLDING COMPANY ASSET QUALITY INFORMATION (Unaudited)

	Three months ended
(dollars in thousands)	6/30/2017	3/31/2017	12/31/2016	9/30/2016	6/30/2016
Nonaccrual loans (m)	$238,219	$262,649	$317,970	$302,810	$265,722
Restructured loans - still accruing	90,502	47,267	39,818	8,059	35,974
Total nonperforming loans	328,721	309,916	357,788	310,869	301,696
ORE and foreclosed assets	18,049	17,156	18,943	19,806	23,374
Total nonperforming assets	$346,770	$327,072	$376,731	$330,675	$325,070
Nonperforming assets as a percent of loans, ORE and foreclosed assets	1.88%	1.79%	2.25%	2.06%	2.02%
Accruing loans 90 days past due	$18,390	$590	$3,039	$4,933	$7,982
Accruing loans 90 days past due as a percent of loans	0.10%	0.00%	0.02%	0.03%	0.05%
Nonperforming assets + accruing loans 90 days past due to loans, ORE and foreclosed assets	1.97%	1.80%	2.26%	2.09%	2.07
Allowance for loan losses	$221,865	$213,550	$229,418	$236,061	$226,086
Allowance for loan losses as a percent of period-end loans	1.20%	1.17%	1.37%	1.47%	1.41%
Allowance for loan losses to nonperforming loans + accruing loans 90 days past due	63.92%	68.77%	63.58%	74.75%	73.01%
Provision for loan losses	$14,951	$15,991	$14,455	$18,972	$17,196
NET CHARGE-OFF INFORMATION
Net charge-offs - non-purchased credit impaired:
Commercial & real estate loans	$931	$22,905	$13,495	$4,330	$3,685
Residential mortgage loans	247	181	(230)	299	238
Consumer loans	4,807	6,825	7,159	4,902	3,880
Total net charge-offs - non-purchased credit impaired	$5,985	$29,911	$20,424	$9,531	$7,803
Net charge-offs - non-purchased credit impaired to average loans:
Commercial & real estate loans	0.03%	0.71%	0.44%	0.14%	0.12%
Residential mortgage loans	0.04%	0.03%	(0.04)%	0.06%	0.05%
Consumer loans	0.93%	1.34%	1.39%	0.95%	0.76%
Total net charge-offs - non-purchased credit impaired to average loans	0.13%	0.70%	0.50%	0.24%	0.20%
AVERAGE LOANS
Commercial & real estate loans	$13,890,054	$13,058,628	$12,182,553	$11,948,056	$11,990,672
Residential mortgage loans	2,399,422	2,185,928	2,085,081	2,019,807	2,015,301
Consumer loans	2,079,970	2,058,488	2,056,263	2,055,596	2,053,873
Total average loans	$18,369,446	$17,303,044	$16,323,897	$16,023,458	$16,059,846

(m) Included in nonaccrual loans are nonaccruing restructured loans totaling $96.3 million, $112.6 million, $81.9 million, $48.2 million, and $34.8 million, at 6/30/17,  3/31/17, 12/31/16, 9/30/16, and 6/30/16, respectively. Nonaccrual loans and accruing loans past due 90 days or more do not include purchased credit-impaired loans which were written down to fair value upon acquisition and accrete interest income over the remaining life of the loan.

HANCOCK HOLDING COMPANY Appendix A To the Earnings Release Non-GAAP Measures Reconciliations

Core net interest income (TE) and core net interest margin (TE)	Three months ended					Six months ended
(dollars in thousands)	6/30/2017	3/31/2017	12/31/2016	9/30/2016	6/30/2016	6/30/2017	6/30/2016
Net interest income	$199,717	$181,691	$167,798	$163,513	$164,969	$381,408	$327,805
Tax-equivalent adjustment (n)	8,564	8,298	7,516	6,784	6,196	16,862	11,539
Net interest income (TE)	$208,281	$189,989	$175,314	$170,297	$171,165	$398,270	$339,344
Purchase accounting adjustments
Net loan discount accretion (o)	8,801	5,017	4,302	5,206	5,878	13,818	12,236
Net investment premium amortization (p)	(398)	(454)	(524)	(581)	(636)	(852)	(1,356)
Net purchase accounting accretion	8,403	4,563	3,778	4,625	5,242	12,966	10,880
Net interest income (TE) - core	$199,878	$185,426	$171,536	$165,672	$165,923	$385,304	$328,464
Average earning assets	$24,338,130	$22,770,001	$21,462,188	$21,197,406	$21,147,029	$23,558,398	$21,028,849
Net interest margin (TE) - reported	3.43%	3.37%	3.26%	3.20%	3.25%	3.40%	3.24%
Net purchase accounting adjustments	0.14%	0.08%	0.07%	0.08%	0.10%	0.11%	0.10%
Net interest margin (TE) - core	3.29%	3.29%	3.19%	3.12%	3.15%	3.29%	3.14%

Core pre-provison net revenue (TE)	Three months ended					Six months ended
(dollars in thousands)	6/30/2017	3/31/2017	12/31/2016	9/30/2016	6/30/2016	6/30/2017	6/30/2016
Net interest income	$199,717	$181,691	$167,798	$163,513	$164,969	$381,408	$327,805
Noninterest income	67,487	63,491	65,893	63,008	63,694	130,978	121,880
Total revenue	$267,204	$245,182	$233,691	$226,521	$228,663	$512,386	$449,685
Tax-equivalent adjustment (n)	8,564	8,298	7,516	6,784	6,196	16,862	11,539
Purchase accounting adjustments - revenue (q)	(7,076)	(3,463)	(2,538)	(3,088)	(3,716)	(10,539)	(7,742)
Nonoperating revenue	-	(4,352)	-	-	-	(4,352)	-
Core revenue (TE)	$268,692	$245,665	$238,669	$230,217	$231,143	$514,357	$453,482
Noninterest expense	(183,470)	(163,542)	(156,283)	(149,058)	(150,942)	(347,012)	(306,974)
Intangible amortization	5,757	4,705	4,766	4,886	5,005	10,462	10,129
Nonoperating items	10,617	6,463	-	-	-	17,080	4,978
Core pre-provision net revenue (TE)	$101,596	$93,291	$87,152	$86,045	$85,206	$194,887	$161,615

(n) Tax equivalent (TE) amounts are calculated using a marginal federal income tax rate of 35%.
(o) Includes net loan discount accretion arising from business combinations.
(p) Includes net investment premium amortization arising from business combinations.
(q) Includes net loan discount accretion and net investment premium amortization as defined in (o) and (p) and amortization of the FDIC loss share receivable related to an FDIC assisted transaction.